SHARE PURCHASE AND SALE AGREEMENT


THIS AGREEMENT made effective the 13th day of January, 2000.


BETWEEN: VEGA-ATLANTIC CORPORATION, a body corporate incorporated under the laws of the State of Colorado and carrying on business in the United States of America

          (the "Purchaser")

AND: GOLDEN THUNDER RESOURCES LTD., a body corporate incorporated under the laws of British Columbia, and carrying on business in the City of Vancouver, British Columbia

          (the "Vendor")

AND: TUN RESOURCES INC., a body corporate incorporated under the laws of British Columbia and carrying on business in the City of Vancouver, British Columbia and in the People's Republic of China.

          ("Tun Resources")


WHEREAS the Vendor is the registered and beneficial owner of all of the issued and outstanding common shares in the capital stock of Tun Resources (the "Tun Resources Shares"); and

WHEREAS the Vendor wishes to sell, transfer and convey the Tun Resources Shares to the Purchaser and the Purchaser is offering to purchase 80% of the Tun Resources Shares with an option to purchase the remaining 20% of the Tun Resources Shares at a later date, subject to the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants, agreements, representations and warranties contained herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties covenant and agree as follows:


1.   INTERPRETATION

1.1  Where used herein, the following terms shall have the following meanings:

     (a) "Agreement", "hereto", "hereof", "herein", "hereby", and "hereunder" and similar expressions mean and refer to this Agreement as the same may be amended, modified or supplemented at any time or from time to time;

     (b) "Assets" means the right, title and interest of Tun Resources in, to and under the Joint Venture and the Joint Venture Agreement;

     (c)  "BCSC" means the British Columbia Securities Commission;

     (d)  "CDNX" means the Canadian Venture Exchange;

     (e) "Closing" means the completion of the purchase and sale of the Tun Resources Shares pursuant hereto which shall take place within ten
          (10) business days of the acceptance of this Agreement for filing with the CDNX and the granting of shareholder approval of the Vendor to this Agreement, or on such other date as may be orally agreed between the parties hereto;

     (f) "Joint Ventures" means that sino-foreign joint ventures created by the Joint Venture Agreements as more particularly described in Schedule "A" hereto;

     (g) "Joint Venture Agreements" means those sino-foreign joint venture contracts entered into between Tun Resources, as more particularly described in Schedule "A" hereto, which create the Joint Ventures;

     (h) "Purchase Price" means the purchase price set out in paragraph 2.1 hereof;

     (i) "The Purchaser Shares" means shares in the capital stock of the Purchaser issued to the Vendor as consideration for the purchase of the Tun Resources Shares; and

     (j) "Vendor's Counsel" means Maitland & Company, Barristers and Solicitors, of Vancouver, British Columbia in their capacity as counsel to the Vendor.


2.   PURCHASE OF SHARES AND GRANT OF OPTION

2.1 Subject to Closing, as of the Closing the Vendor hereby sells, assigns, transfers and conveys to the Purchaser, and the Purchaser hereby purchases from the Vendor, 80% of the Tun Resources Shares in consideration of the issuance to the Vendor of 1,600,000 Rule 144 common shares in the capital stock of the Purchaser on Closing.

2.2 The Purchaser agrees, in partial consideration for the transfer of 80% of the the Tun Resources Shares to the Purchaser on Closing, to provide funding (by way of intercorporate loan) to Tun Resources US$1,180,000 on or before August 15, 2000 (the "Completion Date").

     (the "Capital Contributions")

2.3 The Vendor and the Purchaser agree that, as of the date of the execution of this Agreement (being May 1, 2000) US$140,000 of the Capital Contributions have been made by the Purchaser to Tun Resources. All funds advanced by the Purchaser to the Vendor or Tun Resources to this date are agreed to be Capital Contributions and shall be accounted for as such advances by the Purchaser.

2.4 In the event that the Capital Contributions are not made by the Purchaser on or before August 15, 2000, beneficial right, title and interest in and to the 80% of the Tun Resources Shares transferred to the Purchaser on Closing shall revert to the Vendor and the Purchaser agrees to make any and all reasonable efforts and undertake all reasonably necessary acts to assign, transfer or otherwise convey to the Vendor beneficial right, title and interest in and to these shares. The 80% of the Tun Resources Shares transferred to the Purchaser on Closing will be held in trust by an escrow agreement pending the completion of the Capital Contributions on the terms and conditions of an escrow agreement agreed to by the Purchaser and the Vendor.

2.5 The Vendor hereby grants to, and the Purchaser hereby accepts, an option (the "Option") to purchase (until August 15, 2002 unless this Agreement is terminated by the failure of the Purchaser to make the Capital Contributions in 2.2 above) beneficial right, title and interest in and to the remaining 20% of the Tun Resources Shares (the "Option Shares") on the following terms and conditions:

     (a) should the Purchaser wish to exercise the Option, it shall so notify the Vendor in writing;

     (b) upon receipt of the notice in writing, the Purchaser and the Vendor (sharing the cost equally) shall have the Option Shares independently valued by a valuation expert acceptable to both of them;

     (c) upon completion of the valuation in 2.5(b) above, the Purchaser shall, as the exercise price of the Option, pay to the Vendor the fair market value (valuation) of the Option Shares, in cash.

3.   REPRESENTATIONS AND WARRANTIES OF THE VENDOR

3.1 The Vendor hereby represents and warrants to and in favour of the Purchaser (the Purchaser relying on such representations and warranties in entering into this Agreement) that, as of the date hereof and as at the Closing:

     (a) the Vendor is the registered owner of all of the issued and outstanding shares in the capital stock of Tun Resources and the Vendor has a 100% beneficial right, title and interest in and to these Tun Resources Shares;

     (b) the Tun Resources Shares will be validly issued and outstanding as fully paid and non-assessable with no options, contracts, calls, commitments or rights of any character relating thereto;

     (c) the Vendor has the full capacity and authority to sell, transfer, convey, assign or option its Tun Resources Shares in accordance with the terms of this Agreement;

     (d) this Agreement and all other documents executed and delivered by the Vendor pursuant hereto constitute legal, valid and binding obligations of the Vendor enforceable in accordance with their terms;

     (e) the Vendor's legal and beneficial title to its Tun Resources Shares is free and clear of all liens, charges, encumbrances, adverse claims and demands by any parties other than those to this Agreement;

     (f) the Vendor is not a party to any actions, suits or other legal, administrative or arbitration proceedings or government investigations which might reasonably be expected to result in impairment or loss of the Vendors' interest in the Tun Resources Shares;

     (g) the entering into of this Agreement by the Vendor and the completion of sale by the Vendor of the Tun Resources Shares pursuant hereto will not, to the best of its knowledge, result in the violation of any law, regulation or statute of the Province of British Columbia or the People's Republic of China;

     (h) the Vendor has incurred no obligations or liabilities, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which the Purchaser shall have any obligation or liability;

     (i) Tun Resources is a private company duly incorporated, properly organized, validly existing and qualified to carry on business under the laws of the Province of British Columbia and has all necessary power, authority and capacity to own or otherwise hold its property and assets, is in good standing, and has conducted its business in accordance with applicable laws;

     (j) there will be no outstanding shareholders' loans owing to the Vendor by Tun Resources;

     (k)  Tun Resources holds no assets other than the Assets;

     (l) other than the Joint Venture Agreements and the Joint Ventures, Tun Resources does not own any shares in any corporations or any beneficial interests in any other entities, nor is Tun Resources a party to any agreements of any nature to acquire any such shares or beneficial interests or to acquire or lease any other business operations;

     (m) Tun Resources will have good and marketable title to the Assets, free and clear of all material liens, mortgages, charges, costs, expenses, liabilities and encumbrances of every nature and kind whatsoever; and

     (n) there are no suits or proceedings at law or equity before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which could adversely affect the business of Tun Resources or the purchase and sale herein contemplated.

3.4 The Vendor acknowledges and agrees that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions hereof.


4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1 The Purchaser represents and warrants to the Vendor (the Vendor relying on such representations and warranties in entering into this Agreement) that as of the date hereof:

     (a) the Purchaser is a corporation duly incorporated under the laws of the State of Colorado, is validly existing and in good standing with respect to the filing of annual returns, and has the authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby;

     (b) all information with respect to the business activities of the Purchaser publicly disclosed by the Purchaser is true and correct;

     (c) all necessary corporate actions have been or will be taken prior to Closing to authorize the Purchaser to enter into and perform this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms;

     (d) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation or breach of any of the terms and provisions of any indenture, lease or agreement, written or oral, to which the Purchaser is a party or by which the Purchaser is bound or affected;

     (e) the entering into of this Agreement by the Purchaser and the completion by the Purchaser of the purchase of the Tun Resources Shares or the exercise of the Option pursuant hereto will not result in the violation of any law of the State of Colorado or the laws of the United States of America applicable therein;

     (f) the Purchaser has not made any arrangements, commitments or undertakings for the payment of any finder's fees, commissions or brokerage fees in respect of the transactions contemplated by this Agreement for which the Vendor will have any liability;

     (g) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of the Purchaser or the Purchaser's Listing Agreement with the NASD's OTCBB or the Form 211s filed by its market makers with the NASD; and

     (h) The Purchaser is not in default of any requirements of the Securities Exchange Act of 1934 or the Securities Act of 1933 and the rules and regulations thereunder or of the rules and policies of the NASD as applied to the OTCBB system of electronic trading.

4.3 The Purchaser acknowledges and agrees that the Vendor has entered into this Agreement relying on the warranties and representations and other terms and conditions hereof.


5.   COVENANTS OF THE VENDORS

5.1  The Vendors covenant and agree that they will:

     (a) cause to be taken all reasonably necessary steps, actions and corporate proceedings on the part of Tun Resources (including the approval of this Agreement by the directors of Tun Resources) to enable it to vest a good and marketable title to the Tun Resources Shares in the Purchaser, free and clear of all liens, mortgages, encumbrances, equities or claims of every nature and kind whatsoever;

     (b) if necessary, forthwith after the execution of this Agreement, obtain all necessary consents that may be required pursuant to the Assets in respect of the acquisition by the Purchaser of the Tun Resources Shares and make Mr. Tun Aye Sai the Chairman of the Joint Ventures (if he is not already);

     (c) forthwith after the Closing of the transactions contemplated in this Agreement, confirm the appointment of Mr. Tun Aye Sai to the Board of Directors of Tun Resources; and

     (d) take all reasonably necessary steps and perform all reasonable acts necessary to register the transfer of Tun Resources Shares to the Purchaser as these transfers occur.


6.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1 All representations, warranties, covenants and agreements made by the Vendor in this Agreement or pursuant hereto shall, unless otherwise expressly stated, survive the Closing and the payment of the Purchase Price.

6.2 All representations, warranties, covenants and agreements made by the Purchaser in this Agreement or pursuant hereto shall, unless otherwise expressly stated, survive the Closing, execution of further conveyances, the payment of the Purchase Price and any investigation at any time made by or on behalf of the Vendor.


7.   INDEMNITY

7.1 The Vendor and the Purchaser (the "Indemnifying Party") hereby agree to indemnify each the other (the "Indemnified Party") for, and to hold the Indemnified Party harmless against any and all costs, expenses (including legal fees on a solicitor and his own client basis), damages, liabilities and losses suffered or incurred by the Indemnified Party in connection with its reliance upon any of the representations, warranties or covenants of the Indemnifying Party set forth herein or contained in any document or certificate delivered by the Indemnifying Party pursuant hereto, in the event that any of such representations or warranties should prove to be inaccurate or untrue, or in the event that any of such covenants should be breached by the Indemnifying Party.


8.   CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

8.1 Notwithstanding anything herein contained, the obligation of The Purchaser to complete the purchase of the Tun Resources Shares hereunder is subject to the following conditions:

     (a) the representations and warranties of the Vendors contained in this Agreement shall be true as of Closing;

     (b) all of the covenants, agreements and deliveries of the Vendors to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed;

     (c) prior to the Closing, Tun Resources shall not have experienced any event or condition or taken any action of any character or have become aware of any action of any character that would adversely affect the Assets, or financial condition of Tun Resources so as to materially reduce the value of the Assets to the Purchaser;

     (d) The Purchaser and its counsel in their sole discretion are satisfied that at the Closing:

          (i) The Purchaser will acquire good and valid title to the Tun Resources Shares free and clear of liens, charges and encumbrances (subject to section 2.4); and

          (ii) this transaction will not be subject to being set aside under any applicable insolvency, bankruptcy, or similar legislation;

     (e) the transactions contemplated by this Agreement shall have been duly approved by the boards of directors of Tun Resources, the Purchaser, and by the CDNX and the BCSC, if necessary; and

     (f) no federal, provincial, regional or municipal government or any agency thereof shall have enacted any statute, regulation or bylaws or announced any policy that will materially and adversely affect the Assets or the right of Tun Resources to the full enjoyment of the Assets.

8.2 The foregoing conditions are for the exclusive benefit of the Purchaser and such conditions may be waived in whole or in part by the Purchaser on or prior to the Closing by delivery to the Vendor of a written waiver to that effect, signed by the Purchaser.


9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE VENDOR

9.1 Notwithstanding anything herein contained the obligation of the Vendor to complete the sale hereunder is subject to the following conditions:

     (a) the representations and warranties of the Purchaser contained in this Agreement shall be true as of the Closing;

     (b) The Purchaser shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; and

     (c) the transactions contemplated by this Agreement shall have been duly approved by the boards of directors of Tun Resources, the Purchaser, and by the CDNX and the BCSC, if necessary.

9.2 The foregoing conditions are for the exclusive benefit of the Vendor and any such condition may be waived in whole or in part by the Vendor at or prior to the time of Closing by delivering to the Purchaser a written waiver to that effect, signed by the Vendor.

10.  VENDORS' DELIVERIES

10.1 At the Closing the Vendor shall deliver or cause to be delivered to the Purchaser or to the Purchaser's agent:

     (a) a resolution of the board of directors of Tun Resources approving the transfer of 80% of the Tun Resources Shares to the Purchaser;

     (b) subject to section 2.4, share certificates for 80% of Tun Resources Shares duly endorsed for transfer;

     (c) the corporate records and seals of Tun Resources including, without limiting the generality of the foregoing, Tun Resources' constating documents and all minutes and resolutions of Tun Resources' directors and shareholders;

     (d) resignations of the directors of Tun Resources as otherwise required herein and releases by all such directors and officers of Tun Resources of all claims they have against Tun Resources, conditional on the completion of the sale of the Tun Resources Shares pursuant hereto; and

     (e) copies of all documents (including, without limitation, records, correspondence and contracts relating to the Joint Venture Agreements and the Joint Ventures) that have not been previously delivered before Closing and that the Purchaser in its reasonable opinion considers to be necessary or desirable for the conduct by the Purchaser of any activities related to the Assets.


11.  PURCHASER'S DELIVERIES

11.1 At the Closing, The Purchaser shall deliver or cause to be delivered share certificate(s) for the Purchaser Shares registered in the names of the Vendor.


12.  LOSS OR DAMAGE TO THE ASSETS PRIOR TO CLOSING

12.1 Until Closing, the Vendor shall cause Tun Resources to, and Tun Resources shall continue to, satisfy and comply with its obligations under the Joint Venture Agreements and the Joint Ventures and shall not make or initiate any actions that could result in the default in or breach of any term, condition, provision or obligation to be performed under the Joint Venture Agreements or the Joint Ventures which would impair or result in the loss of Tun Resources' interest in the Assets or adversely affect the business of Tun Resources or the purchase and sale herein contemplated.


13.  NOTICES

13.1 Any notice or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if personally delivered, if mailed postage prepaid in any post office in Canada, or if given by telegram, telecopier, or facsimile, addressed to the addresses given for the parties to this Agreement.

13.2 Any such notice given as aforesaid shall be deemed to have been given to the parties hereto when delivered, if personally delivered, on the third business day following the date of mailing, if mailed, and on the same day as the telegraphing, telecopying, or facsimile transmission thereof, if telegraphed, telecopied, or transmitted by facsimile, PROVIDED HOWEVER, that during the period of any postal interruption in Canada any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same.

13.3 Any party may, from time to time by notice in writing given as aforesaid, change its address for the purposes of this section by giving notice of this change to the other parties.


14.  GENERAL PROVISIONS

14.1 Time shall be of the essence of this Agreement.

14.2 This Agreement contains the whole agreement between the Vendor and the Purchaser in respect of the purchase and sale of the Tun Resources Shares contemplated hereby and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than expressly set forth in this Agreement.

14.3 This Agreement shall enure to the benefit of and be binding upon the parties hereto and, as applicable, their heirs, administrators, successors and assigns, and any reference herein to the Vendor or the Purchaser shall include, as applicable, their successors and assigns.

14.4 The parties hereto shall execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

14.5 This Agreement shall in all respects be governed by and be construed in accordance with the laws of the Province of British Columbia and the parties hereto agree to attorn to the courts thereof.

14.6 If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail of its essential purpose.

14.10 Unless otherwise indicated, all dollar amounts referred to in this Agreement are in Canadian dollars.

14.12 All costs and expenses (including, without limitation, the fees and disbursements of legal counsel and any investment advisors) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses unless otherwise agreed to between the parties.

14.13 This Agreement may be executed in one or more counterparts and by facsimile, each of which counterparts so executed shall constitute an original and all of which together shall constitute one and the same agreement.

14.14 The parties hereto acknowledge that Maitland & Company represents the Vendor and has provided no legal advice with respect to this agreement to any other party. The parties hereby acknowledge that they have been advised to seek independent legal advice with respect to this agreement and the Purchaser hereby agrees to hold harmless and indemnify Maitland & Company with respect to any claims brought by other parties regarding legal advice with respect to this agreement.

14.15 The parties undersigned have read, acknowledged, understood and accepted or, in the case of Tun Resources, consented to, the terms of the offer above.


IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.


GOLDEN THUNDER RESOURCES LTD.

Signature on File
----------------------------------
Authorized Signatory


VEGA-ATLANTIC CORPORATION

Signature on File
---------------------------------
Authorized Signatory


The terms of the above offer are hereby acknowledged and consented to:


TUN RESOURCES INC.

Signature on File
-------------------------------
Authorized Signatory

Schedule "A"

INTEREST IN JOINT VENTURE COMPANIES

1. Yunnan Yuntong Exploration Co. Ltd. - Tun Resources Inc. holds a 60% interest

2. Yunnan Lutong Geology Exploration Co. Ltd. - Tun Resources Inc. holds a 70% interest